UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2006

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Plume Street, Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 757-648-1600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Heritage Bankshares, Inc. (the “Company”) has entered into an amendment (the “New Amendment”) to the Employment Agreement dated February 7, 2005 of Michael S. Ives, President and Chief Executive Officer of the Company (the “Original Agreement”). The New Amendment is effective as of December 20, 2006.

A June 30, 2006 amendment to the Original Agreement (the “First Amendment”) provided that the Company will grant Mr. Ives the option to acquire 70,000 shares of Company common stock under a pending amended stock option plan (the “Option Plan”) (the Option Plan is subject to approval by the Company’s shareholders at its annual meeting, scheduled for December 28, 2006). Pursuant to the First Amendment, assuming approval of the Option Plan by the Company’s shareholders in 2006, the options generally would have vested in equal installments over five years commencing on December 31, 2006, subject to accelerated vesting in certain circumstances, with the options continuing to vest in accordance with the five-year schedule if Mr. Ives retired after attaining age 55 (please see the Company’s Form 8-K filed July 5, 2006 for additional discussion regarding the First Amendment). Under the New Amendment, if Mr. Ives retires after attaining age 55, the options granted to Mr. Ives under the Option Plan will continue to vest in accordance with the five-year schedule described above only if the Board of Directors, in its sole discretion, approves Mr. Ives’ early retirement from the Company.

The New Amendment is attached as Exhibit 10.15 under Item 9.01 to this Form 8-K and is incorporated by reference herein. The foregoing description is summary in nature and does not purport to be complete; please refer to the full Original Agreement, First Amendment and New Amendment for complete terms.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

10.15 Amendment to Employment Agreement of Michael S. Ives

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Bankshares, Inc.
(Registrant)

Date: December 26, 2006
/s/ John O. Guthrie
John O. Guthrie
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.15	Amendment to Employment Agreement of Michael S. Ives